Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its fourth quarter and full year ended December 31, 2025.

GAAP net income attributable to Ares Management Corporation was $54.2 million for the quarter ended December 31, 2025. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.08 for the quarter ended December 31, 2025.

After-tax realized income was $529.1 million for the quarter ended December 31, 2025. After-tax realized income per share of Class A common stock was $1.45 for the quarter ended December 31, 2025. Fee related earnings were $527.7 million for the quarter ended December 31, 2025.

“Our strong fourth quarter concluded an exceptional year full of milestones and strategic accomplishments for Ares. We crossed $600 billion in AUM, established new annual records for fundraising and investing of over $100 billion and closed our GCP International acquisition which meaningfully broadened our real estate and digital infrastructure capabilities,” said Michael Arougheti, Chief Executive Officer of Ares. “Robust investor demand across all three of our channels is continuing and we expect another strong year of fundraising which could match or exceed our record levels from 2025.”

“Our strong fundraising and investing activities in the fourth quarter supported a 29% year-over-year increase in AUM, 32% increase in FPAUM and 25% increase in management fees for the year,” said Jarrod Phillips, Chief Financial Officer of Ares. “With our platform’s enhanced global fundraising and investment capabilities and more than $150 billion of available capital, we are well positioned to generate strong earnings for our shareholders, as evidenced by this morning’s announcement of a 20% increase in our quarterly common stock dividend.”

Common Stock Dividend
Ares declared a quarterly dividend of $1.35 per share of its Class A and non-voting common stock, payable on March 31, 2026 to its Class A and non-voting common stockholders of record at the close of business on March 17, 2026.

Preferred Stock Dividend
Ares declared a quarterly dividend of $0.84375 per share of its 6.75% Series B mandatory convertible preferred stock, payable on April 1, 2026 to its preferred stockholders of record at the close of business on March 15, 2026.

Dividend Reinvestment Program
Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on March 31, 2026. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information
Ares issued a full detailed presentation of its fourth quarter and full year 2025 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2025 Earnings Presentation.”

2026 Annual Stockholders Meeting
The Board of Directors set April 13, 2026 as the record date for Ares’ 2026 Annual Meeting of Stockholders. The 2026 Annual Meeting of Stockholders will be held on June 8, 2026.

Conference Call and Webcast Information
Ares will host a conference call on February 5, 2026 at 11:00 a.m. (Eastern Time) to discuss fourth quarter and full year results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 245-3047. International callers can access the conference call by dialing +1 (203) 518-9765. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ425. For interested parties, an archived replay of the call will be available through March 5, 2026 to domestic callers by dialing +1 (800) 723-5154 and to international callers by dialing +1 (402) 220-2661. An archived replay will also be available through March 5, 2026 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to advance our stakeholders’ long-term goals by providing flexible capital that supports businesses and creates value for our investors and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of December 31, 2025, Ares Management Corporation’s global platform had nearly $623 billion of assets under management, with operations across North America, South America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake
gmason@aresmgmt.com	cdrake@aresmgmt.com
(800) 340-6597	(800) 340-6597

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